Exhibit h.1

Placement Agent Agreement

ZEA CAPITAL FUND LLC
(a Delaware limited liability company)

__________________, 2010

Nations Financial Group, Inc.
4000 River Ridge Drive, NE
Cedar Rapids  IA  52406-0908

Ladies and Gentlemen:

Zea Capital Fund LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the “Fund”), proposes to offer publicly for subscription and to sell to subscribers acceptable to the Fund, upon the terms and subject to the conditions set forth in this Agreement and the Registration Statement (as defined in Section 1(a) hereof) and the Prospectus and Statement of Additional Information included therein, as either or both may from time to time be amended or supplemented, a minimum of 2,400,000 (the “Offering Minimum”) of the Common Units of the Fund (the “Units”) and a maximum of 6,400,000 of the Units at a price of $12.50 per Unit during the offering period of the Fund, as more fully described in the Prospectus and Statement of Additional Information.

Nations Financial Group, Inc., an Iowa corporation (the “Placement Agent”), will act as the syndicator and placement agent for the Fund on a best efforts basis.

1.	Representations and Warranties of the Fund. The Fund represents and warrants to the Placement Agent that:

(a)
The Fund has filed a registration statement on Form N-2 (File No. 333-163888), and as a part thereof a prospectus and statement of additional information relating to the Units, prepared in conformity with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations), with the Securities and Exchange Commission (the “SEC”) in the form heretofore delivered to the Placement Agent (which registration statement at the time and in the form it is declared effective by the SEC shall be referred to herein as the “Registration Statement”, which prospectus in the form filed with the SEC pursuant to Rule 424(b) shall be referred to herein as the “Prospectus”, and which statement of additional information in the form filed with the SEC pursuant to Rule 424(b) shall be referred to herein as the “Statement of Additional Information”); provided that (i) if the Fund files a post-effective amendment to such registration statement, then the term “Registration Statement” shall refer to the registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the SEC, and the term “Statement of Additional Information” shall refer to the amended statement of additional information then on file with the SEC, (ii) if a prospectus filed by the Fund pursuant to either Rule 424(b) or (c) promulgated under the 1933 Act shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereof shall have become effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c), from and after the date on which it shall have been filed, and (iii) if a statement of additional information filed by the Fund pursuant to either Rule 424(b) or (c) promulgated under the 1933 Act shall differ from the statement of additional information on file at the time the Registration Statement or any post-effective amendment thereof shall have become effective, the term “Statement of Additional Information” shall refer to the statement of additional information filed pursuant to Rule 424(b) or (c), from and after the date on which it shall have been filed;

(b)
The Fund has filed a Form N-6F – Notice of Intent to Elect to be Subject Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00797) (the “Notification of Intent”) with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund will have, at or before the time at which the Registration Statement is declared effective by the SEC, filed a Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed with the SEC under the 1940 Act (the “Notification of Election”).

(c)
No order preventing or suspending the use of the Registration Statement or any previous prospectus or statement of additional information with respect to the Units has been issued by the SEC.  The Registration Statement contains all statements which are required to be made therein, conforms in all material respects to the requirements of the 1933 Act, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d)
The Fund has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, with full power and authority to carry out its obligations under this Agreement, its Certificate of Formation (the “Certificate of Formation”) and its Third Amended and Restated Limited Liability Company Agreement dated June 8, 2010, as it may be amended (the “LLC Agreement”), and to own its properties, conduct its business and engage in the activities as described in the Prospectus and the Statement of Additional Information; and the Fund conducts no business and owns or leases no properties that would require it to qualify to do business as a foreign limited liability company in any jurisdiction except the State of Iowa, where the Fund is qualified to do business;

(e)
The offer and sale of the Units have been duly authorized by the Fund, and upon payment for, and when sold and issued in the manner and under conditions set forth in the Prospectus and the Statement of Additional Information, the Units will constitute valid limited liability company interests in the Fund which conform to the description thereof contained in the Prospectus and the Statement of Additional Information; the liability of each member of the Fund (“Member”) will be limited as set forth in the Prospectus and the Statement of Additional Information, and no Member will be subject to personal liability for the debts, obligations, or liabilities of the Fund because such Member is a member of the Fund other than as described in the Prospectus and the Statement of Additional Information;

(f)
The offer and sale of the Units and the performance by the Fund of all of the provisions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Fund pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund are subject, nor will any such action or performance result in a violation of the provisions of the Certificate of Formation or the LLC Agreement or any statute or any order, rule or regulation of any court or governmental authority or body having jurisdiction over the Fund or any of its properties;

(g)
No consent, approval, authorization, filing, order, registration or qualification of or with of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Prospectus and Statement of Additional Information, except (i) such as have been made or obtained under the 1933 Act, the 1940 Act, the Investment Advisers Act of 1940 (the “Advisers Act”) and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (ii) such as may be required pursuant to Rule 497 under the 1933 Act, and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Placement Agent in the manner contemplated herein and in the Prospectus and Statement of Additional Information.

(h)	McGladrey & Pullen, LLP, has been engaged as the Fund's independent registered public accountants as required by the 1933 Act;

(i)	The Fund has been capitalized as set forth in the Prospectus and the Statement of Additional Information;

(j)
The Fund has complied, and will continue to comply, with all laws, rules and regulations applicable to its business, the violation of which would materially and adversely affect the business, financial condition or earnings of the Fund; and there are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against the Fund, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or before or by any body, in which an adverse decision would materially and adversely affect the business, financial condition or earnings of the Fund and which are not adequately disclosed in the Prospectus or the Statement of Additional Information;

(k)
The financial statements of the Fund contained in the Registration Statement, the Prospectus and the Statement of Additional Information fairly present the financial condition and the results of operations of the Fund as of the dates and for the periods therein specified, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as is otherwise noted or reported therein;

(l)
There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the 1933 Act which will not have been so filed prior to the declaration of the effectiveness of the Registration Statement by the SEC;

(m)
When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto, up to and including each closing hereunder, the Registration Statement and the Prospectus and Statement of Additional Information therein will comply in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder. As of its effective date, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and Statement of Additional Information therein, as of its date of issue and as of each closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Any supplemental sales literature employed in offering the Units (the “Sales Literature”), when read in conjunction with the Prospectus and Statement of Additional Information therein, as of its date of issue and as of each closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The Sales Literature will comply with the 1933 Act and the regulations promulgated thereunder. This representation and warranty shall not, however, apply to any statement or omission in the Registration Statement, Prospectus and Statement of Additional Information therein or Sales Literature relating to the Placement Agent or made in reliance upon and in conformity with information furnished in writing by the Placement Agent for inclusion in such Registration Statement, Prospectus and Statement of Additional Information therein or the Sales Literature.

(n)
Since the respective dates as of which information is given in the Registration Statement and the Prospectus and Statement of Additional Information therein, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus and Statement of Additional Information therein, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Fund, whether or not arising in any ordinary course of business.

(o)
The LLC Agreement, the Investment Advisory Agreement between the Fund and AAVIN Equity Advisors, LLC (the “Fund Adviser”) and this Agreement have each been duly and validly authorized, executed, and delivered by the Fund, and each constitutes a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms. The Escrow Agreement (the “Escrow Agreement”) by and among the Fund, Cedar Rapids Bank & Trust Company (the “Escrow Agent”) and the Placement Agent has been duly and validly authorized, executed, and delivered by the Fund, and constitutes a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms.

(p)
When the Notification of Election and any amendment or supplement thereto are each filed with the SEC, each (i) will contain all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and the rules and regulations promulgated by the SEC thereunder (the “1940 Act Rules and Regulations”), as applicable to business development companies and (ii) will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Upon its filing of the Notification of Election, the Fund shall have duly elected to be treated by the SEC under the 1940 Act as a “business development company” (the “BDC Election”) and the Fund has not filed with the SEC any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election shall be effective upon or prior to the date the Registration Statement is declared effective by the SEC, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the SEC.

(q)
The Fund is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the 1933 Act, the 1940 Act and the 1940 Act Rules and Regulations. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the rules and regulations promulgated by the SEC thereunder (the “Advisers Act Rules and Regulations”).

(r)
Except as set forth in the Registration Statement or the Prospectus and Statement of Additional Information therein, there has not been in the five years preceding the date of the Prospectus and there is not pending or, to the best of the Fund’s knowledge, threatened, any action, suit, or proceeding at law or in equity before or by any court, governmental body, administrative agency, panel, or self-regulatory organization to which the Fund or the Fund Adviser is or was a party, or to which any of the assets of the Fund or the Fund Adviser is or was subject; and neither the Fund nor the Fund Adviser has received any notice of an investigation by the SEC or FINRA regarding non-compliance by the Fund or the Fund Adviser with the 1933 Act, the 1934 Act, the 1940 Act, the Advisers Act or any other federal securities laws, rules or regulations, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Fund or the Fund Adviser, or which could be material to an investor’s decision to invest in the Fund.

2.	Appointment of the Placement Agent.

(a)
Subject to the terms and conditions and upon the basis of the representations and warranties set forth herein, the Fund hereby appoints the Placement Agent as its exclusive selling agent, and the Placement Agent agrees to use its best efforts, without any commitment on the part of the Placement Agent to purchase any Units, to procure subscribers for the Units at an initial purchase price of $12.50 per Unit and will continue such efforts to and including December 31, 2011, subject to a possible extension thru March 31, 2012 at the discretion of the Fund (the “Offering Period”).

(b)
All proceeds from the sale of Units during the Offering Period shall be deposited in an escrow account with Escrow Agent, for the benefit of the subscribers, and thereafter shall be paid to the Fund on the appropriate date of purchase of Units. If subscriptions for a number of Units equal to or in excess of the Offering Minimum shall not have been received and accepted by the Fund by the conclusion of the Offering Period, then each subscriber shall have returned to such Subscriber one hundred percent (100%) of the Subscriber’s subscription within fifteen (15) days following the termination of the offering, plus any interest accrued thereon (pro rata, taking in account the amount and the time of deposit).

(c)
The Placement Agent may, subject to the approval of the Fund, which approval shall not be unreasonably withheld, appoint as its agent to make offers and sales of the Units any securities broker/dealer that is a member in good standing of FINRA and foreign broker/dealers and institutions which are not members of FINRA but which agree to abide by the FINRA Rules of Fair Practice in making sales of the Units (hereinafter collectively referred to as the “Selling Agents”). The Placement Agent and the Selling Agents will make offers to sell Units to, or solicit offers to subscribe for any Units from, only those persons who meet the suitability requirements set forth in the Prospectus and the Statement of Additional Information and persons in only those states where the Fund has registered or qualified the offering of Units for sale or under circumstances where the offering of Units for sale is exempt from registration and qualification.

(d)
With the approval of the Fund, the Placement Agent may engage wholesalers, who are members of FINRA (“Approved Wholesalers”), to solicit registered broker dealers to participate in the offering of the Units as Selling Agents (“Wholesaler Selling Agents”).

(e)
In consideration of the services to be rendered by the Placement Agent hereunder, if a number of Units equal to or in excess of the Offering Minimum are sold and accepted by the Fund during the Offering Period, the Fund shall pay the Placement Agent compensation with respect to each Unit sold by the Fund as follows:

i)
A structuring fee (the “Structuring Fee”) of one-half of one percent (0.5%) of the gross subscription amount of each sale to an investor (other than a Commission-Exempt Investor identified on Exhibit A (each, a “Commission-Exempt Investor”)) of the Units;

ii)
If the investor is not a Commission-Exempt Investor, and the investor verifies, at the time of the investor’s subscription for the Units, that the investor is then and has been a member of either the Iowa Corn Growers Association (“ICGA”) or a State Corn Growers Association identified on Exhibit A (each such investor, a “CG Investor”), a selling commission (the “Selling Commission”) based on the table set forth below:

Subscription Portion:	Selling Commission:
The first $250,000	5%
The next $250,000	4%
The next $500,000	2%
The balance over $1,000,000	1%

provided, however, that no Selling Commission shall be payable pursuant to the foregoing if the purchase is made in an account with respect to which the account holder pays a regular management fee to a registered investment adviser, which management fee is determined based on the value of the assets under management (a “Managed Account”).

iii)	If the investor is neither a Commission-Exempt Investor nor a CG Investor, a Selling Commission based on the table set forth below:

Subscription Portion:	Selling Commission:
The first $250,000	6%
The next $250,000	4%
The next $500,000	2%
The balance over $1,000,000	1%

provided, however, that no Selling Commission shall be payable pursuant to the foregoing if the purchase is made in a Managed Account.

iv)
A wholesaling fee of up to two percent (2%) (as determined based on and in an amount equal to the fee set forth in the written agreement entered into between the Placement Agent and the applicable Approved Wholesaler) of the gross subscription amount of all sales made to investors holding Managed Accounts that are managed   by registered investment advisers introduced to the Placement Agent by an Approved Wholesaler; and

v)
A wholesaling fee of up to two percent (2%) (as determined based on and in an amount equal to the fee set forth in the written agreement entered into with the applicable Approved Wholesaler) on the gross subscription amount of all sales of Units made through a Wholesaler Selling Agent.

(f)
If a number of Units equal to or in excess of the Offering Minimum are sold and accepted by the Fund during the Offering Period, the Placement Agent may pay to each Selling Agent the selling commissions payable pursuant to Section 3(e) with respect to each Unit sold by such Selling Agent and accepted by the Fund. Such amount will be paid by the Placement Agent to the Selling Agents only out of the compensation received by the Placement Agent in respect of the sale of Units hereunder and described in Section 3(e) hereof. The arrangements, if any, between the Placement Agent and any Selling Agent shall be set forth in a Selling Agent Agreement in substantially the form filed as an Exhibit to the Registration Statement, unless the Fund shall consent to other arrangements.

(g)
The Placement Agent agrees that, except as specifically set forth herein, the Fund shall not be liable for any commissions, fees or other placement agent or selling agent compensation due to the Selling Agents in connection with the offer or sale of Units, and any compensation payable in respect thereof, except as specifically set forth herein, shall be the sole responsibility of the Placement Agent.

(h)
Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Fund shall reimburse the Placement Agent for all expenses incident to the performance of the obligations of the Placement Agent or the Fund, including, but not limited to: all expenses and taxes incident to the sale and delivery of the Units; all expenses incident to the registration of the Units under the 1933 Act and the printing of copies of the Registration Statement, any preliminary prospectus, the Prospectus and Statement of Additional Information, the Sales Literature, any amendments or supplements thereto, the blue-sky memorandum, this Agreement, the Escrow Agreement, the Management Agreement, and the LLC Agreement and furnishing the same to the Placement Agent; all filing and printing fees and expenses including legal fees and disbursements of counsel retained for the purpose of such qualification) incurred in connection with qualification of the Units for sale under the laws of such jurisdictions as the Placement Agent and the Fund may designate upon agreement; all fees and expenses paid or incurred in connection with filings made with FINRA; all fees and expenses of the transfer agent and registrar for the Units, and the custodian of the Fund’s securities; all fees and expenses paid or incurred in connection with the preparation and execution of the LLC Agreement, the preparation, execution and filing of the Certificate of Formation, and all amendments or supplements thereto; all fees and expenses incurred in qualifying the Fund to transact business outside of the State of Delaware; the fees and disbursements of counsel to and accountants of the Fund; and all other costs and expenses incident to the performance of the obligations of the Fund hereunder which are not otherwise specifically provided for in this Section 3(h), including the fees and expenses of counsel to the Placement Agent, including (without limitation) such fees and expenses incurred with such counsel on behalf of the Fund in the qualification of the Units under state “blue sky” laws, and in obtaining the approval of FINRA of the terms of the offering.

(i)
Each person desiring to purchase Units is to (i) complete and manually execute a Subscription Agreement and mail or deliver such executed Subscription Agreement to the Placement Agent or any Selling Agent and (ii) (A) prior to Initial Closing, deliver to the Placement Agent or any Selling Agent a check made payable to the Escrow Agent and after Initial Closing, deliver to the Placement Agent or any Selling Agent a check made payable to the Fund or (B) in accordance with the Prospectus, assure that such person’s account with the Placement Agent or such person’s Selling Agent contains or will contain cash or other good funds on the specified settlement date, in each case in the amount of the purchase price for each Unit that he desires to purchase. Each person who authorizes such person’s Selling Agent to debit such person’s customer account will be notified by such person’s Selling Agent of the settlement date for the purchase of such Units. Each such person must have funds to cover such person’s subscription payment in such person’s account on the specified settlement date and such person’s account will be debited on the settlement date. Each Selling Agent shall either (i) forward each check received to the Placement Agent by noon of the first business day after receipt or (ii) forward the full purchase price of the Units subscribed for by wire transfer payable in federal funds to the Escrow Agent (prior to the Initial Closing) or to the Fund (after the Initial Closing) by noon after the first business day after settlement for such funds and simultaneously send an electronic mail message, telegram, telecopy or other appropriate communication stating the name of each investor and the amount of such investor’s subscription funds transferred to the Placement Agent and the Escrow Agent, as the case may be.  Simultaneous with the transfer of any check or funds to the Placement Agent or the Escrow Agent, each Selling Agent shall forward the corresponding subscription agreement to the Placement Agent. The Placement Agent shall forward each check received by the Placement Agent to the Escrow Agent or to the Fund, as the case may be, by noon of the first business day following receipt of such check.  The Placement Agent shall also forward each subscription agreement the Placement Agent receives (whether from a Selling Agent or otherwise) to the Fund for acceptance or rejection on the first business day after receipt.

3.	Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to the Fund that:

(a)
All references to and information concerning the Placement Agent contained in the Registration Statement, the Prospectus and the Statement of Additional Information are accurate in all material respects, and, as to the Placement Agent, the Registration Statement, the Prospectus and the Statement of Additional Information do not contain any misleading or untrue statement of a material fact or omit to state a material fact which is necessary to prevent the statements made therein, in light of the circumstances in which they were made, from being misleading;

(b)
The Placement Agent is a corporation duly organized and validly existing under the laws of the State of Iowa, is a member in good standing of FINRA and has full power and authority to act as selling agent in the manner contemplated by this Agreement and as described in the Registration Statement, the Prospectus and the Statement of Additional Information; and is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the character of such business requires such qualification, except to the extent that the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or operations of the Placement Agent;

(c)
The Placement Agent is in good standing and in compliance with all applicable broker/dealer registration requirements in the places where the Units will be sold by it, and any use or distribution of the Registration Statement, the Prospectus and the Statement of Additional Information by the Placement Agent will comply with the terms and conditions for use and/or distribution set forth in the Prospectus and the Statement of Additional Information, with the procedures set forth in this Agreement, and with the 1933 Act, the 1934 Act, the 1940 Act, the Advisers Act, all applicable state securities laws, the rules and regulations promulgated under all such acts and all such laws, and all applicable rules and regulations of FINRA and other self-regulatory organizations;

(d)
The Placement Agent has obtained all required governmental and regulatory approvals and licenses to perform its obligations under this Agreement and to act as described in the Registration Statement, the Prospectus and the Statement of Additional Information, and the performance of its obligations under this Agreement and its acting as described in the Registration Statement, the Prospectus and the Statement of Additional Information will not violate or result in a breach of any provisions of its Articles of Incorporation or by-laws or any agreement, order, law or regulation binding upon it; and

(e)
This Agreement and the Escrow Agreement have each been duly and validly authorized, executed and delivered on behalf of the Placement Agent, and are each a valid and binding agreement of the Placement Agent enforceable against the Placement Agent in accordance with its terms.

4.	Covenants of the Fund. The Fund covenants and agrees with the Placement Agent:

(a)
To advise the Placement Agent, promptly after it receives notice thereof, of (i) the time when the Registration Statement or any amended Registration Statement has become effective or any amended or supplemented Prospectus or Statement of Additional Information has been filed, (ii) the issuance by the SEC of any stop order or of any other order preventing or suspending the use of the Prospectus or the Statement of Additional Information or any amended or supplemented Prospectus or Statement of Additional Information, (iii) the initiation or threatening of any proceeding for any such purpose, or (iv) any request by the SEC for the amending or supplementing of the Registration Statement, the Prospectus or the Statement of Additional Information or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or the Statement of Additional Information or any amended or supplemented Prospectus or Statement of Additional Information or suspending any such qualification of the Units, promptly to use its best efforts to obtain its withdrawal;

(b)
To furnish the Placement Agent with copies of the Prospectus and the Statement of Additional Information in such quantities as the Placement Agent may from time to time reasonably request, and if delivery of a Prospectus or Statement of Additional Information is required at any time prior to the expiration of nine (9) months after the date of the Prospectus or the Statement of Additional Information and at any such time any event shall have occurred as a result of which the Prospectus or the Statement of

Additional Information, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to be stated therein in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or Statement of Additional Information is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus or the Statement of Additional Information in order to comply with the 1933 Act, to notify the Placement Agent and, upon the Placement Agent’s request, to prepare and furnish, without charge to the Placement Agent, as many copies as the Placement Agent may from time to time reasonably request of an amended Prospectus and Statement of Additional Information or a supplement to the Prospectus and Statement of Additional Information which will correct such statement or omission or otherwise effect such compliance;

(c)
Promptly from time to time to take such action as the Placement Agent may reasonably request to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Placement Agent may request and in which such qualification is possible in the Fund’s opinion and to comply with such laws so as to permit the continuance of sales in such jurisdictions for so long as may be necessary to complete the distribution; provided, however, that in connection therewith the Fund shall not be required to qualify as a foreign limited liability company (except in the State of Iowa) or to file a general consent to service of process in any jurisdiction;

(d)
To make generally available in the manner specified in Rule 158(b) of the 1933 Act Rules and Regulations, to the holders of Units as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), an earnings statement of the Fund (which need not be audited) complying with Section 11(a) of the 1933 Act and Rule 158(a) of the 1933 Act Rules and Regulations and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement;

(e)
During the term of this Agreement and for a period of one (1) year from the termination of this Agreement, to furnish the Placement Agent with copies of all reports or other communications (financial or otherwise) furnished to the Members, and to deliver to the Placement Agent, as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEC; and

(f)
To furnish, without charge, to the Placement Agent, one (1) signed copy of the Registration Statement and of each amendment thereto, including all financial statements and exhibits, and such number of conformed copies of the Registration Statement and of each amendment thereto, including all financial statements but excluding exhibits to the Registration Statement, as the Placement Agent may reasonably request.

5.	Conditions to the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Fund herein are, at and as of the time of effectiveness of the Registration Statement, true and correct in all material respects, to the condition that the Fund shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

(a)
The Registration Statement shall have become effective, and the Placement Agent shall have received notice thereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Placement Agent and its counsel.

(b)	The Placement Agent shall have received a certificate of the Fund, dated the Initial Closing Date, and each Subsequent Closing Date (as defined in Section 7(d)), to the effect that:

i)
On and as of the date of such certificate, the representations and warranties of the Fund contained herein are true and correct, and the Fund has complied with all the agreements and satisfied all the conditions required to be performed or satisfied on its part at or prior to such date;

ii)
No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of its knowledge, are pending or contemplated under the 1933 Act with respect to the Registration Statement, the Prospectus or the Statement of Additional Information; and

iii)
Neither the Registration Statement, the Prospectus, the Statement of Additional Information nor any amendments or supplements thereto contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to be stated therein to make the statements made therein, in light of the circumstances in which they were made, not misleading and, since the effective date of the Registration Statement, no event has occurred or been discovered which is required to be set forth in an amended or supplemental Prospectus or Statement of  Additional Information which has not been so set forth.

(c)
Husch Blackwell Sanders LLP shall have furnished the Placement Agent with their written opinion, dated the Initial Closing Date, and each Subsequent Closing Date, in substantially the form attached hereto as Exhibit B.

(d)	McGladrey & Pullen, LLP shall have furnished to the Placement Agent a letter, dated the Initial Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that:

i)	They are independent registered public accountants with respect to the Fund within the meaning of the 1933 Act and the 1933 Act Rules and Regulations.

ii)
In their opinion the financial statements of the Fund audited by them and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Rules and Regulations.

(e)
All documents required to be delivered to the Placement Agent by the Fund on the Initial Closing Date, or any subsequent date, have been delivered in form and substance satisfactory to the Placement Agent and its counsel.

6.	Termination.

(a)	This Agreement shall be terminated at the conclusion of the Offering Period specified in Section 3(a), above.

(b)
Until such time as this Agreement shall terminate pursuant to subsection (a), above, this Agreement may be terminated by the Placement Agent, at the Placement Agent’s option, by giving notice to the Fund, if:

i)
There shall have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Fund, which change in the judgment of the Placement Agent shall render it inadvisable to proceed with the offering and sale of the Units; or

ii)
Any event shall occur which, in the opinion of counsel for the Placement Agent, should be set forth in the Registration Statement, the Prospectus or the Statement of Additional Information in order to make the statements therein not misleading, and the Fund does not concur and fails or refuses to amend or supplement the Registration Statement, the Prospectus or the Statement of Additional Information promptly after written request by the Placement Agent to it to do so; or

iii)	Any of the conditions specified in Section 6 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; or

iv)
There shall have been an outbreak of hostilities between the United States and any foreign sovereign, or there shall have occurred any insurrection or other armed conflict involving the United States which, in the opinion of the Placement Agent, makes it impractical or inadvisable to offer or sell the Units.

(c)
In addition to subsection 6(b), above, this Agreement may be terminated by written agreement between the Placement Agent and the Fund; and may be terminated by written notice by the Fund to Placement Agent if the Placement Agent fails to comply with any material provision of this Agreement. The termination of this Agreement for any reason set forth in this Section 6 shall not affect the obligations of the Fund contained in Section 4 hereof.

(d)
The “Initial Closing Date” shall be a date mutually selected by the Placement Agent and the Fund that shall be on a business day on or prior to the first business day following the last day of the Offering Period and subsequent to the business day on which the proceeds from the sale of a number of Units equal to or exceeding the Offering Minimum have been deposited in the escrow account established by the Fund. The initial closing shall be held on the date mutually agreed to by the Placement Agent and the Fund. Subsequent closing dates (each a “Subsequent Closing Date”) shall be determined by agreement between the Placement Agent and the Fund.  The “Final Closing Date” shall be the earlier of the sale of all of the Units or the first business day following the last day of the Offering Period. Each closing shall be held at 10:00 a.m. at the offices of Husch Blackwell Sanders LLP, 1620 Dodge Street, Suite 2100, Omaha, NE 68102-1504, or if the Fund so elects, at the offices of the Fund.

7.	Indemnification.

(a)
The Fund agrees to (i) indemnify and hold harmless the Placement Agent, the Selling Agents and the Approved Wholesalers and their respective officers, directors, employees, affiliates and each person who controls the Placement Agent, the Selling Agents and the Approved Wholesalers (collectively, “Agent Parties”) from and against any loss, claim, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and liabilities (including, without limitation, civil liabilities under the 1933 Act or any applicable state securities law) (collectively “Loss”) which arises out of or results from the inclusion in the Registration Statement, the Prospectus or the Statement of Additional Information of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading (the “Agent Party Indemnification”), and (ii) will reimburse any and all persons indemnified herein for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions or claims in respect thereof (the “Reimbursement”); provided, however, that no such Agent Party Indemnification or Reimbursement shall be made with respect to the Agent Parties for any Loss which results from any (A) violation by the Fund or its respective affiliates of the 1933 Act or any applicable state securities law in connection with the Registration Statement or the sale of the Units or any untrue statement or omission of any information or material facts in the Registration Statement or the Prospectus relating to or concerning the Placement Agent, to the extent the information or omission was caused by the act or omission of the Placement Agent; or (B) the violation by any Agent Party in connection with such party’s activities performed in respect of the Fund of any provision of the 1933 Act, the 1933 Rules and Regulations, the Securities Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, rules of FINRA, or any applicable state law or regulation.

In addition to and notwithstanding the foregoing, the Fund shall not provide the Agent

Party Indemnification for any Loss arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

i)	There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Agent Party.

ii)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Agent Party.

iii
A court of competent jurisdiction approves a settlement of the claims against a particular Agent Party and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Fund were offered or sold as to indemnification for violations of securities laws.

(b)
The Agent Parties agree to indemnify and hold harmless the Fund and its respective officers, directors, employees, affiliates, partners and controlling persons against any Loss incurred by them which arises out of or results from the an Agent Party’s failure to deliver the Prospectus, or any amendment or supplement thereto, as required by the 1933 Act and the 1933 Act Rules and Regulations, or the inclusion in the Registration Statement, the Prospectus or the Statement of Additional Information of an untrue statement of a material fact relating to the Placement Agent or the omission to state a material fact relating to the an Agent Party required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b), above, of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party or parties under such subsection, notify the indemnifying party or parties in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall include, in the event of conflicts of interest between such indemnified party and other defendants and/or the availability to such indemnified party of defenses which are not available to other defendants, separate counsel for such indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party, subsequently incurred by such indemnified party in connection with the defense thereof.

8.	Miscellaneous.

(a)
This Agreement is made solely for the benefit of, and shall be binding upon, the Placement Agent, the Fund and their respective successors and assigns, and no other person shall have any right or obligation under this Agreement. The terms “successors” and “assigns” shall not include any purchasers, as such, of Units.

(b)
Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given and received (i) upon personal delivery in which case they shall be deemed to be delivered on the date of delivery or the first (1st) business day thereafter if delivered other than on a business day or after 5:00 pm, or (ii) the immediately succeeding business day after deposit with a nationally recognized overnight courier, in which case they shall be deemed delivered on the first (1st)  business day on or after the date following the date of such notice was delivered to or picked up by the courier.  Any notice to the Placement Agent or the Fund shall be sent to the following addresses:

If to the Placement Agent:

Nations Financial Group, Inc.
4000 River Ridge Drive, NE
Cedar Rapids  IA  52406-0908
Attn: Mr. R. Scott Bennett

With a copy to:

Bradley & Riley PC
2007 First Avenue S.E.
P.O. Box 2804
Cedar Rapids, IA, 52406-2804
Attention: William T. McCartan, Esq.

If to the Fund:

c/o AAVIN Equity Advisors, LLC
118 Third Avenue, Suite 630
Cedar Rapids, Iowa 52401
Attn: Mr. James D. Thorp

With a copy to:

Husch Blackwell Sanders LLP
1620 Dodge Street, Suite 2100
Omaha, NE 68102-1504
Attn: David E. Gardels, Esq.

(c)
The Placement Agent and the Selling Agents are not authorized by the Fund to give any information or make any representation in connection with the offering of Units other than those contained in the Prospectus, the Statement of Additional Information and such sales literature as has been authorized in writing by the Fund.

(d)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Iowa without giving effect to the principles of conflict of laws.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURE PAGE FOR PLACEMENT AGENT AGREEMENT

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Fund and the Placement Agent.

Very truly yours,

ZEA CAPITAL FUND LLC

By: ___________________________
Mary Elworth
Chairman of the Board

Accepted and agreed to as of the date first written above:

NATIONS FINANCIAL GROUP, INC.

By: ______________________________
R. Scott Bennett, President

Exhibit A

Commission Exempt Investors

State Corn Growers Associations

Exhibit B

FORM OF OPINION OF HUSCH BLACKWELL SANDERS LLP

[_____________________], 2010

Nations Financial Group, Inc.
4000 River Ridge Drive, NE
Cedar Rapids  IA  52406-0908
Attn: Mr. R. Scott Bennett

Ladies and Gentlemen:

We have acted as counsel to Zea Capital Fund  LLC, a limited liability company formed under the Delaware Limited Liability Company Act (the “Fund”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), of a registration statement on Form N-2 (File No. 333-163888)(the “Registration Statement”) relating to the issuance and sale by the Fund of a maximum of 6,400,000 of the Common Units of the Fund (the “Units”) pursuant to a Placement Agent Agreement dated as of [________________], 2010 (the “Placement Agent Agreement”), between the Fund and you, as Placement Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Placement Agent Agreement.

In connection therewith, we have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis of this opinion.  For the purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity and accurateness of the originals of such latter documents.  In addition, we have assumed that the Units are offered and sold as described in the Registration Statement and the Placement Agent Agreement.  As to any facts relevant to such opinions that were not independently established, we have relied upon factual information and representations given to us by the Fund.

With respect to the opinion as to the due formation and valid existence of the Fund set forth in paragraph 1 of this letter, we have relied solely upon a certified copy of the Certificate of Formation of the Fund and a certificate of good standing of the Fund issued by the Secretary of State of the State of Delaware.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.
The Fund has been duly formed and is validly existing in good standing under the Delaware Limited Liability Company Act with full power and authority to carry out its obligations under the Placement Agent Agreement, the Certificate of Formation and to own properties and conduct business as described in the Prospectus and the Statement of Additional Information, and the Fund is duly qualified to conduct business as a foreign limited liability company and is in good standing in the State of Iowa.

2.
The LLC Agreement has been duly and validly authorized, executed and delivered by the initial members of the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable in accordance with its terms.

3.	The offer and sale of the Units have been duly authorized by the Fund.

4.
Upon payment for, and when sold and issued in the manner and under conditions set forth in the Prospectus and the Statement of Additional Information, the Units will be validly issued, will represent valid limited liability company interests in the Fund, and will be fully paid and non-assessable limited liability company interests in the Fund.

5.
The Placement Agent Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

6.
The offer and sale of the Units and the compliance by the Fund with all of the provisions of the Placement Agent Agreement will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, the Certificate of Formation or LLC Agreement, or, to our knowledge, any indenture, mortgage, deed of trust or other instrument or material agreement to which the Fund is a party or by which it is bound, or any material statute, order, rule or regulation applicable to the Fund of any court or other governmental authority.

7.
The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued nor has any proceeding for the issuance of such an order been initiated or threatened.

8.
The Fund has duly elected to be treated by the SEC under the 1940 Act as a “business development company” (the “BDC Election”) and the Fund has not filed with the SEC any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to our knowledge, threatened by the SEC.

9.	To our knowledge there is no pending or threatened litigation or governmental proceedings against the Fund required to be described in the Registration Statement which are not so described.

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The foregoing opinions are, with your concurrence, subject to the following qualifications, limitations and assumptions:

(i)	The opinions expressed in paragraphs 2 and 5 above are subject to (1) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (2) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (3) the law of fraudulent transfer and conveyance, (4) limitations on rights to indemnification by federal or state securities laws or regulations, (5) public policy, (6) applicable law relating to fiduciary duties, and (7) judicial imposition of an implied covenant of good faith and fair dealing.

(ii)	This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein. Please note that we are expressing an opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters

(iii)
Whenever a statement herein is qualified by the phrase “to our knowledge”, it is intended to indicate that no information that would give us knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with the representation of the Fund.  We, however, have not undertaken any independent investigation to determine the accuracy of such statements.

We have participated in conferences with officers of the Fund, your representatives, your counsel and [__________________], the independent certified public accountants for the Fund, at which conferences we made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement, the Prospectus, the Statement of Additional Information and related matters.

On the basis of the information that was developed in the course of the performance of the services referred to in the preceding paragraph, considered in the light of our understanding of the applicable law (including the requirements of Form N-2 under the 1933 Act and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the 1933 Act, we advised you and hereby confirm that, in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the SEC thereunder.  Further, nothing that came to our attention in the course of such review has caused us to believe that the Registration Statement on the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the Prospectus at the time it was filed electronically with the SEC pursuant to Rule 424 promulgated by the SEC under the 1933 Act contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which

3

they were made, not misleading, and nothing that has come to our attention in the course of our performance of services has caused us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus except insofar as such statements relate to us as set forth in the Prospectus under the heading “Legal Opinions.”  We do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.

         We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

         We are members of the Bar of the State of [_______________] and we do not purport to be experts in, and do not opine with respect to, the laws of any jurisdiction other than the laws of the State of [________________] and the Limited Liability Company Act of the State of Delaware.  We understand that reference to the “Limited Liability Company Act of the State of Delaware” includes statutory provisions, applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

This opinion letter is based upon currently existing laws, statutes, rules, ordinances and regulations and judicial decisions, and is rendered as of the date hereof.  We disclaim any obligation to advise you of any changes of any of these sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth in this opinion letter.  Please note that we are opining only as to the matters expressly set forth in this opinion letter, and no opinion should be inferred as to other matters.

         This opinion is solely for your benefit and may not be relied upon by any person or for any other purpose without the prior written consent of this firm.  Without our prior written consent, you are not authorized to release or quote this letter, or any part thereof, to any third party.

Very truly yours,

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